UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 26, 2009 - (January 23, 2009)

SOUTH SHORE RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-31289
(Commission File No.)

Times Square, P.O. Box 663, Leeward Highway
Providenciales, Turks & Caicos Islands
British West Indies
(Address of principal executive offices and Zip Code)

(416) 281-3335
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

ITEM 1.01      ENTRY INTO MATERIAL AGREEMENT

On January 23, 2009 the Company entered into a Distribution Agreement with Environment Hydrogen Power Inc. of Dorval, Quebec, to provide direct marketing, sales and distribution for the HyPro 1, Hydrogen Generating Modules and related accessories to the over 5.9 million motor vehicles registered in Quebec and the Maritime Provinces of Canada.

As consideration for the rights granted under the terms of the Distribution Agreement and upon execution, Environment Hydrogen Power Inc. is to purchase a minimum of 200 HyPro 1 units and an annual number of containers of HyPro 1 fluids required for the proper operation, maintenance and seasonal adjustments necessary for the proper operation of the HyPro 1 units.

ITEM 7.01      REGULATION FD DISCLOSURE

South Shore Resources Inc. is pleased to announce that with aggressive plans for the Company it has signed its first, 1 year definitive distribution agreement with Environment Hydrogen Power Inc. of Dorval, Quebec, Canada.

Environment Hydrogen Power Inc. is to provide direct marketing, sales and distribution for the HyPro 1, Hydrogen Generating Modules and related accessories to the over 5.9 million motor vehicles registered in Quebec and the Maritime Provinces of Canada.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 26th day of January, 2009.

SOUTH SHORE RESOURCES INC.

BY: MICHAEL KABIN
Michael Kabin
Principal Executive Officer, Secretary and a
member of the Board of Directors